10.4    Amendment No. 1 to Secured Convertible Term Note



         AMENDMENT NO. 1 TO SECURED CONVERTIBLE TERM NOTE

     This Amendment No. 1 to Secured Convertible Term Note (this "Amendment"), dated as of January 28, 2005, is entered into by and between DATALOGIC INTERNATIONAL, INC., a Delaware corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), for the purpose of amending the terms of (i) the Security Purchase Agreement,), (i) the Secured Convertible Term Note, dated June 25, 2004 (as amended, modified or supplemented from time to time, the "Secured Convertible Term Note") issued by the Company pursuant to the Security Purchase Agreement dated as of June 25, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement", and (iii) the Registration Rights Agreement by and between the Company and Laurus, dated as of June 25, 2004 (as amended, modified or supplemented from time to time, the "Registration Rights Agreement" and, together with the Security Purchase Agreement and the Secured Convertible Term Note, the "Loan Documents"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Secured Convertible Note.

      WHEREAS, the Company and Laurus have agreed to make certain changes to the Loan Documents as set forth herein; and

      NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Section 2.1 (a) of the Secured Convertible Term Note is hereby amended by deleting the said Section in its entirety and inserting the following new Section 2.1(a) in lieu thereof:

      "Section 2.1 (a)  Payment of Monthly Amount in Cash or Common Stock.
Not later than the fifth (5th) business day prior to each Repayment Date (the "Notice Date"), the Holder may deliver to Borrower a written notice in the form of Exhibit B attached hereto directing the Borrower to pay the Monthly Amount payable on the next Repayment Date in either cash or Common Stock, or a combination of both (each, a "Repayment Notice"). If a Repayment Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then, subject to Section 2.1(b), the Borrower shall pay the Monthly Amount due on such Repayment Date in cash. In the event the Borrower shall be required to pay any portion of the Monthly Amount in cash, the Borrower shall pay to the Holder in respect to such payment an amount equal to 102% of such Monthly Amount. If the Holder elects to convert all or a portion of any Monthly Amount into shares of Common Stock as provided herein, the number of such shares to be issued by the Borrower to the Holder on such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "Fixed Conversion Price" means $0.66, provided, however, that the first Four Hundred Fifty Thousand Dollars ($450,000) aggregate principal amount of the Note converted into shares of Common Stock on or after January 28, 2005 shall be converted at a Fixed Conversion Price equal to $0.42; thereafter the Fixed Conversion Price shall revert to $0.66, subject to adjustment as set forth herein."

      2. The Company hereby agrees to, on or prior to January 31, 2005, file a Rule 424(b) supplement (the "Post-Effective Supplement") to its Registration Statement with the Securities and Exchange Commission (the "SEC") relating to the Secured Convertible Term Note and the warrants issued in connection therewith (the "Existing Registration Statement"), which Post-Effective Supplement stating the Fixed Conversion Price applicable to the Secured Convertible Term Note, as set forth in Section 1 of this Amendment. .

      3. Laurus and the Company hereby agree that as promptly as practicable following receipt by Laurus of confirmation by the Securities and Exchange Commission that the Existing Registration Statement is effective after giving effect to this Amendment or remains effective after giving effect to the filing by the Company of the Post Effective Supplement, Laurus shall convert into Common Stock of the Company, outstanding Obligations of the Company in an amount equal to $125,988 (to be applied first against the interest and then principal portions of such outstanding Obligations), at a conversion price of $0.42 per share. Laurus and the Company hereby agree that, notwithstanding any prior agreement to the contrary, the shares of Common Stock issuable as a result of such amendment and the change to the fixed conversion price shall be registered in the Company's next registration statement on Form S-3 (or such other appropriate form, excluding a Form S-8); provided, however, that the Company shall register such shares immediately upon the written demand from Laurus if registration does not occur on or before September 15, 2005.

      4. Upon the execution and delivery of this Amendment No.1 by the Company, Laurus hereby agrees to direct the North Fork Bank to release the sum of Three Hundred Thousand Dollars ($300,000, less any accrued and unpaid interest on such $300,000) to the Company, by wire transfer of immediately available funds. Notwithstanding the foregoing, the entire sum of $300,000 referred to above shall for all purposes of the Secured Convertible Term Note be deemed a Release Amount.

      5.   This Amendment shall be effective as of the date hereof following
(i) the execution and delivery of same by each of the Company and Laurus.

      6. Except as specifically set forth in this Amendment, there are no other amendments to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

      7. The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Loan Documents are true, correct and complete and all of Company's and its Subsidiaries' covenant requirements have been met.

      8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                               ****

      IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Loan Documents to be signed in its name effective as of this 28th day of January, 2005.


                DATALOGIC INTERNATIONAL, INC.




                      /s/ Khanh Nguyen
                By:________________________________
                   Name:  Khanh Nguyen
                   Title: President



                LAURUS MASTER FUND, LTD.


                     /s/ David Grin
                By:______________________________
                   Name: David Grin
                   Title: